EXHIBIT 10.33

                          INVESTMENT AGENCY APPOINTMENT

                                       and

                           PARTICIPATION AUTHORIZATION

            This INVESTMENT AGENCY APPOINTMENT AND PARTICIPATION AUTHORIZATION (the "Agreement") dated as of the 3rd day of September, 1999, by and between Intersil Corporation ("Plan Sponsor"), Intersil Corporation Master Trust ("Participating Trust"), and T. Rowe Price Trust Company (the "Trustee") as investment agent with respect to certain assets of the Participating Trust to be managed by the Trustee ("Account").

            By execution of this Agreement, the Plan Sponsor, the Participating Trust and the Trustee hereby agree to the following terms and conditions:

      I. DEFINITIONS

            Wherever used in this Agreement, unless the context clearly indicates otherwise, the following words shall have the following meanings:

            a. "ERISA" means the Employee Retirement Income Security Act of 1974 and any amendments thereto.

            b. "Fiduciary" means the undersigned person or persons who control the investments of a Participating Trust.

            c. "Prohibited Transaction" means any transaction which is a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

            d.    "Qualified Trust" means:

                  (1) A trust which forms part of an employees' pension, profit sharing, or other benefit plan, which may include a common trust fund or commingled investment fund consisting solely of such plans, (1) which is exempt from taxation under Section 50 1(a) of the Code by reason of qualifying (or treated as qualifying) under
                        Section 401(a) of the Code (or corresponding sections of amendments thereto or statutes enacted hereafter); and
                        (ii) which is permitted by existing or future rulings of the United States Comptroller of the Currency or the Office of the Maryland Commissioner of Financial

                        Regulation to pool its funds in a group trust; and (iii) which is administered under an agreement which authorizes part or all of the assets of the trust to be commingled for investment purposes with the assets of other such trusts by investing such assets in a common trust fund; and (iv) of which T. Rowe Price Trust Company is acting as trustee, co-trustee, agent for the trustee or trustees, or investment agent;

                  (2) A governmental pension plan, the assets of which may be invested in a group trust, as provided in Section 401(a)(24) of the Code; or

                  (3) A Trust established pursuant to Article II of the Declaration of Trust, as defined below, which is authorized to invest in other Trusts created under said
                        Article II.

            e. "Trust(s)" means one or more of the separate investment trusts established pursuant to Article II of the Trustee's Plan and Declaration of Trust dated September 30, 1992, establishing the T. Rowe Price Institutional Common Trust Fund (the "Institutional Fund"), as last amended and restated in the Amended and Restated Declaration of Trust dated December 1, 1998 ("Declaration of Trust"), the terms of which are incorporated herein by reference. Each Trust is intended to qualify as a group trust under Internal Revenue Service Revenue Ruling 81-100, 1981-C.B. 326, or any successor ruling, regulation, or similar pronouncement, and this Declaration of Trust shall be construed, and the Trust(s) shall be administered, to give effect to that intention.

      II. APPOINTMENT OF INVESTMENT AGENT AND INVESTMENT AUTHORIZATION

            The Fiduciary hereby appoints the Trustee as investment agent of the Account. By acceptance hereof, the Trustee acknowledges that it is an investment manager, as defined in Section 3(38) of ERISA, and a fiduciary with regard to the Account. The Trustee is authorized to invest such account in the T. Rowe Price Equity Index Trust, the T. Rowe Price Bond Index Trust, and the T. Rowe Price Retirement Strategy Trust - Balanced, which are Trusts maintained by the Trustee pursuant to the Declaration of Trust. The Trustee shall not be authorized to take custody or possession of any assets of the Account except to the extent that the Trustee shall make investments in the Institutional Fund.

      III. QUALIFICATION OF PARTICIPATING TRUST

            The investment in any Trust which forms a part of the Institutional Fund is conditioned upon the Participating Trust being a Qualified Trust. Simultaneously with the execution of this Agreement, the Fiduciary will furnish to the Trustee a copy of the determination letter issued by the Internal Revenue Service, if applicable, pursuant to which an exemption from taxation under
Section 501(a) of the Code as a qualified trust under Section 401(a) of the Code has been granted to the Participating Trust. The Trustee may, in its sole discretion, accept an opinion of counsel satisfactory to it as to the tax exempt status of the Participating Trust.

      IV. REPRESENTATIONS BY THE FIDUCIARY

            The Fiduciary hereby warrants and represents that (i) it is a Fiduciary with respect to the Participating Trust, (ii) it is authorized to determine the investments permissible for the Participating Trust (iii) it has received a copy of the Declaration of Trust establishing the Institutional Fund and its Trusts and is aware of the nature and investment objectives of the Trusts; (iv) the Participating Trust is a Qualified Trust as defined in Section I.d. herein; and (v) the Participating Trust is administered under a trust agreement or plan document which authorizes the investment of plan assets in common, collective or commingled trust funds such as the Trusts and adopts the trust document of any such commingled fund as an integral part thereof to the extent of the Participating Trust's investment in such commingled fund; (vi) the Participating Trust has specifically adopted the terms of the Declaration of Trust, as it may be subsequently amended from time to time, to the extent of the Participating Trust's investment in the Trust(s); (vii) it is authorized to make the appointments and give the authorizations provided for herein, and (viii) the Fiduciary, its heirs, personal representatives, successors, and assigns agree to be bound by the terms of this Agreement.

            In accordance with Article I, Section 1.3 of the Declaration of Trust, a Fiduciary that is the trustee of any Qualified Trust that is a common trust fund or commingled investment fund ("CIF") shall only provide representations on behalf of such CIF and not on behalf of each employee pension plan invested in such CIF. Therefore, the Fiduciary of any CIF represents that, to the best of its knowledge, the CIF is a Qualified Trust as defined in Section I.d herein.

            The Fiduciary further represents that the Participating Trust is not a Keogh Plan other than a Keogh Plan qualified to invest in a collective trust fund pursuant to Rule 180 under the Securities Act of 1933; a plan funded by an annuity contract as described in Section 403(b) of the Code; or an Individual Retirement Account.

            With regard to an eligible deferred compensation plan sponsored by a state or local government pursuant to Section 457 of the Code ("457 Plan"), the Fiduciary hereby represents and certifies that: (i) the 457 Plan is for the exclusive benefit of the employer's employees or their beneficiaries, (ii) the purpose of the 457 Plan is the distribution of corpus and income funds, if any, accumulated under such 457 Plan to the employer's employees or their beneficiaries, (iii) no part of the corpus or income of the 457 Plan shall be used for or diverted to any purpose other than the exclusive benefit of the employer's employees or their beneficiaries prior to the satisfaction of all the 457 Plan's liabilities to such employees and beneficiaries, except as noted below with regard to certain 457 Plans created prior to August 20, 1996, (iv) the 457 Plan is not funded by an annuity contract described in Section 403(b) of the Code, and (v) no employee contributions to the 457 Plan will be invested by the 457 Plan in securities of the employer or its controlled or commonly controlled entities.

            With regard to 457 Plans created prior to August 20, 1996, and until January 1, 1999, or such earlier time as the plan document is amended in accordance with the requirements of the Small Business Job Protection Act of 1996, assets of such 457 Plans shall remain subject to the claims of the general creditors of the employer solely to the extent necessary to maintain qualification under Section 457 of the Code. As long as assets remain subject to the general creditors of the employer pursuant to Section 457 of the Code, the Fiduciary shall provide the Trustee with written notification of reasons for withdrawal of plan assets from the Trust(s), the person to whom assets will be transferred and verification that assets will not be subject to the employer's use. Assets may only be withdrawn (i) to pay benefits to participating employees, (ii) to transfer assets to the 457 Plan's custodian or other person designated by the sponsoring employer in connection with the selection of alternative investment arrangements, (iii) to distribute plan assets to participating employees in the event the 457 Plan is terminated pursuant to a plan of liquidation, (iv) to reimburse an employer for plan benefits paid out of employer assets or to correct excess deferral or other mistaken investments in the Trust(s), (v) to transfer plan assets to a trustee in bankruptcy or other authorized agent in the event of the employer's insolvency or bankruptcy, or
(vi) to satisfy the claims of the employer's general creditors in the event of the employer's insolvency or bankruptcy. In the event assets of such 457 Plans are to be withdrawn from the Trust(s) to transfer assets to a trustee in bankruptcy or to satisfy the general creditors of the employer, the Fiduciary shall provide the Trustee with evidence of the formal determination of insolvency after a public hearing.

            The Fiduciary consents to the Trustee investing assets of the T. Rowe Price Equity Index Trust, the T. Rowe Price Bond Index Trust, and the T. Rowe Price Retirement Strategy Trust - Balanced in group trusts and common or collective trust funds, including the T. Rowe Price U.S. Treasury Money Market Trust and others for which the Trustee, or an affiliate of the Trustee, acts as trustee and/or investment adviser, in the T. Rowe Price Prime Reserve mutual fund ("Prime Reserve"), and the Reserve Investment Fund ("Reserve Fund"), an underlyrng series of the T. Rowe Price Reserve Investment Funds, Inc., for which affiliates of the Trustee act as adviser and service provider. The purchase or sale of shares of Prime Reserve and the Reserve Fund are subject to the terms of the current applicable prospectus. The purchase or sale of units of U.S. Treasury Money Market Trust are subject to the terms of the current Declaration of Trust. The Fiduciary (i) acknowledges that it is a fiduciary for the Participating Trust; (ii) acknowledges receipt of a current prospectus of Prime Reserve and the Reserve Fund and the Declaration of Trust which include necessary information for the Trustee's conclusion that investments in the mutual funds and U.S. Treasury Money Market Trust are appropriate for the liquid assets of the Trust; and (iii) approves the fees payable directly to the Trustee hereunder regarding assets invested in the Reserve Fund (in addition to the non-advisory fees and expenses disclosed in the Reserve Fund's prospectus which includes fees paid indirectly to affiliates of the Trustee); and approves the fees payable indirectly to affiliates of the Trustee through Prime Reserve and acknowledges that the rate payable by Prime Reserve may differ from, and may be greater than, the rate otherwise payable under the Trust(s). In the event assets of the Trust(s) are invested in Prime Reserve, no fees shall be charged hereunder with regard to such assets. Fees payable with regard to any assets of a Trust invested in the U.S. Treasury Money Market Trust shall be paid in accordance with Section X hereunder and the attached Schedule of Fees.

      V. NOTIFICATION OF DISQUALIFICATION

            Within 15 days after the receipt by the Fiduciary or the Plan Sponsor of a notice of determination from the Internal Revenue Service that the Participating Trust's exemption letter will not be issued or has been revoked, terminated, or otherwise modified so that the Participating Trust is no longer exempt from taxation, as specified above, or after the agreement under which the Participating Trust is administered has been amended or altered so as to no longer permit investment in a collective investment trust, the Fiduciary or Plan Sponsor shall deliver to the Trustee a copy of such determination letter, if applicable, or amendment and documents representing all of the Participating Trust's interest for purpose of withdrawal. Such withdrawal shall be effected in accordance with the provisions of Article V of the Declaration of Trust.

      VI. ADMINISTRATION AND MANAGEMENT OF THE INSTITUTIONAL FUND

            It is understood and agreed that the Trustee is the Trustee of the Institutional Fund and any Trust which forms a part thereof, and that the Trustee shall administer such Trusts in accordance with the provisions of the Declaration of Trust. The Trustee has retained the services of an investment adviser, T. Rowe Price Associates, Inc., the parent of the Trustee, to assist it in the investment of assets of the Trust, such investment adviser being compensated by the Trustee for its services.

      VII. BROKERAGE AUTHORIZATION

            The Trustee shall be authorized to effect transactions for the Participating Trust with or through such brokers, dealers, and other financial institutions as it shall determine from time to time in its sole discretion. So long as the provisions of Section 28(e) of the Securities Exchange Act of 1934 are met, the Trustee may cause a broker or dealer to be paid commissions in excess of those another broker or dealer would charge.

      VIII. DISCLOSURE OF CERTAIN INFORMATION

            Prior to or simultaneously with the execution of this Agreement and, thereafter, upon request by the Trustee from time to time, the Fiduciary or Plan Sponsor shall disclose such information, including but not limited to financial statements, which will enable the Trustee to determine whether the Institutional Fund or any Trust which forms a part thereof has entered into a Prohibited Transaction. If such information reveals to the Trustee that assets, liabilities, transactions, agreements, obligations or undertakings on behalf of the Participating Trust would result, or has resulted, in the Institutional Fund or any Trust being treated as having entered into a Prohibited Transaction, then the Fiduciary shall either (i) upon request of the Trustee, immediately dispose of any such assets or liabilities and/or terminate such obligation, agreement, or undertaking, or (ii) deliver to the Trustee documents representing all of the Participating Trust's beneficial interest so that it may be withdrawn in accordance with the provisions of Article V of the Declaration of Trust.

      IX. ADMISSION AND WITHDRAWAL; PROHIBITIONS ON TRANSFER

            Admissions and withdrawals to the Trust(s) shall be effected in accordance with the provisions of Article V of the Declaration of Trust.

            Units of beneficial interest shall not be assignable and the Fiduciary shall not assign or otherwise transfer or pledge or otherwise encumber any or all of the Participating Trust's interest in the Institutional Fund, other than upon withdrawal in accordance with the aforesaid provisions of
Article V of the Declaration of Trust.

      X. FEES

            The Trustee shall receive, as full compensation for services rendered as investment agent, investment agent's fees ("Fees"), in accordance with the provisions of the Schedules of Fees attached to and made a part of this Agreement. The Fiduciary approves the fees for the T. Rowe Price Equity Index Trust, the T. Rowe Price Bond Index Trust, and the T. Rowe Price Retirement Strategy Trust -- Balanced.

      XI. NOTICE

            Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed to:

            o     the Trustee at --
                  T. Rowe Price Trust Company
                  100 East Pratt Street
                  Baltimore, Maryland 21202
                  Attn:  Legal Department

            o     the Fiduciary at --
                  Intersil Corporation Retirement Plan Committee
                  Attn:  Stephen K. Cusick
                  2041 Palm Bay Road NE
                  Palm Bay, Florida 32905

      XII. CONSTRUCTION OF AGREEMENT

            To the extent state laws shall not have been pre-empted by the provisions of ERISA, regulations of the Office of the Maryland Commissioner of Financial Regulation or any other laws of the United States heretofore or hereinafter enacted, as the same may be amended from time to time, this Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the State of Maryland.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

                                       INTERSIL CORPORATION
                                       PLAN SPONSOR

                                       By:    /s/ Daniel J. Heneghan
                                           -------------------------------------
                                                  Daniel J. Heneghan

                                       Title: Vice President, Secretary and
                                              ----------------------------------
                                                Treasurer


                                       INTERSIL CORPORATION
                                       RETIREMENT PLAN COMMITTEE
                                       FIDUCIARY

                                       By:    /s/ Daniel J. Heneghan
                                           -------------------------------------
                                                  Daniel J. Heneghan

                                       Title: Vice President, Secretary and
                                              ----------------------------------
                                                Treasurer

This Agreement is hereby
ACCEPTED and agreed to as of the date hereof:

T.ROWE PRICE TRUST COMPANY, TRUSTEE

BY: [illegible]
   --------------------------------------
          Vice President